Filed Pursuant to Rule 433
                                                  Registration No. 333-127968-01

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GCCFC 2006-GG6: CLASS AM


Period     Date        Principal        Interest         Cash Flow        Balance
Total                  390,095,000.00   212,856,218.88   602,951,218.88
      0    23-Mar-06                0                0                0   390,095,000.00
      1    10-Apr-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      2    10-May-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      3    10-Jun-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      4    10-Jul-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      5    10-Aug-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      6    10-Sep-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      7    10-Oct-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      8    10-Nov-06                0     1,806,464.93     1,806,464.93   390,095,000.00
      9    10-Dec-06                0     1,806,464.93     1,806,464.93   390,095,000.00
     10    10-Jan-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     11    10-Feb-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     12    10-Mar-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     13    10-Apr-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     14    10-May-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     15    10-Jun-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     16    10-Jul-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     17    10-Aug-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     18    10-Sep-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     19    10-Oct-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     20    10-Nov-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     21    10-Dec-07                0     1,806,464.93     1,806,464.93   390,095,000.00
     22    10-Jan-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     23    10-Feb-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     24    10-Mar-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     25    10-Apr-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     26    10-May-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     27    10-Jun-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     28    10-Jul-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     29    10-Aug-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     30    10-Sep-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     31    10-Oct-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     32    10-Nov-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     33    10-Dec-08                0     1,806,464.93     1,806,464.93   390,095,000.00
     34    10-Jan-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     35    10-Feb-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     36    10-Mar-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     37    10-Apr-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     38    10-May-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     39    10-Jun-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     40    10-Jul-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     41    10-Aug-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     42    10-Sep-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     43    10-Oct-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     44    10-Nov-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     45    10-Dec-09                0     1,806,464.93     1,806,464.93   390,095,000.00
     46    10-Jan-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     47    10-Feb-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     48    10-Mar-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     49    10-Apr-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     50    10-May-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     51    10-Jun-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     52    10-Jul-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     53    10-Aug-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     54    10-Sep-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     55    10-Oct-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     56    10-Nov-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     57    10-Dec-10                0     1,806,464.93     1,806,464.93   390,095,000.00
     58    10-Jan-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     59    10-Feb-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     60    10-Mar-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     61    10-Apr-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     62    10-May-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     63    10-Jun-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     64    10-Jul-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     65    10-Aug-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     66    10-Sep-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     67    10-Oct-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     68    10-Nov-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     69    10-Dec-11                0     1,806,464.93     1,806,464.93   390,095,000.00
     70    10-Jan-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     71    10-Feb-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     72    10-Mar-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     73    10-Apr-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     74    10-May-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     75    10-Jun-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     76    10-Jul-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     77    10-Aug-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     78    10-Sep-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     79    10-Oct-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     80    10-Nov-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     81    10-Dec-12                0     1,806,464.93     1,806,464.93   390,095,000.00
     82    10-Jan-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     83    10-Feb-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     84    10-Mar-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     85    10-Apr-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     86    10-May-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     87    10-Jun-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     88    10-Jul-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     89    10-Aug-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     90    10-Sep-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     91    10-Oct-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     92    10-Nov-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     93    10-Dec-13                0     1,806,464.93     1,806,464.93   390,095,000.00
     94    10-Jan-14                0     1,806,464.93     1,806,464.93   390,095,000.00
     95    10-Feb-14                0     1,806,464.93     1,806,464.93   390,095,000.00
     96    10-Mar-14                0     1,806,464.93     1,806,464.93   390,095,000.00
     97    10-Apr-14                0     1,806,464.93     1,806,464.93   390,095,000.00
     98    10-May-14                0     1,806,464.93     1,806,464.93   390,095,000.00
     99    10-Jun-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    100    10-Jul-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    101    10-Aug-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    102    10-Sep-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    103    10-Oct-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    104    10-Nov-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    105    10-Dec-14                0     1,806,464.93     1,806,464.93   390,095,000.00
    106    10-Jan-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    107    10-Feb-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    108    10-Mar-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    109    10-Apr-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    110    10-May-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    111    10-Jun-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    112    10-Jul-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    113    10-Aug-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    114    10-Sep-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    115    10-Oct-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    116    10-Nov-15                0     1,806,464.93     1,806,464.93   390,095,000.00
    117    10-Dec-15    66,217,619.31     1,806,464.93    68,024,084.24   323,877,380.69
    118    10-Jan-16   323,877,380.69     1,499,822.17   325,377,202.86                0
